Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fidelity National Information Services, Inc. of our report dated March 25, 2015, relating to the financial statements, and the effectiveness of internal control over financial reporting of SunGard, formerly known as SunGard Capital Corp., which appears in Fidelity National Information Services, Inc.’s Current Report on Form 8-K dated October 13, 2015.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 27, 2015